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                      MODIFICATION AND AMENDMENT AGREEMENT



         MODIFICATION AND AMENDMENT AGREEMENT (this "Agreement") dated this 31st day of January, 2001 by and between DATAMETRICS CORPORATION, a Delaware corporation with offices at 1717 Diplomacy Row, Orlando, Florida 32809 (the "Corporation"), and DMTR, LLC, a New York limited liability company with offices at 1325 Avenue of the Americas, 26th Floor, New York, New York 10019 (the "Lender");

                              W I T N E S S E T H:

         WHEREAS, the Corporation and the Lender have executed and delivered that certain Loan Agreement dated the date hereof (the "Loan Agreement") pursuant to which, inter alia, the Lender has agreed to make a loan (the "Loan") to the Corporation, contemporaneously herewith, in the principal amount of $798,860, which Loan is to be evidenced by a senior secured note of the Corporation (the "Note") in such amount; and

         WHEREAS, prior to the execution and delivery of the Loan Agreement and the execution and delivery of this Agreement, the Lender has acquired, by purchase and assignment from Roy Doumani and Carl K. Doumani (the "Doumanis"), that certain Promissory Note dated August 10, 1999 (the "1999 Note") issued by the Corporation to Branch Banking & Trust Company ("BB&T") in the principal amount of $1,500,000 and all collateral securing the 1999 Note (which 1999 Note and collateral were subsequently assigned by BB&T to the Doumanis); and

         WHEREAS, under the Loan Agreement; it is a condition to the making of the Loan by the Lender that the terms of the 1999 Note shall be modified in accordance with the terms of this Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to them in the Loan Agreement.

         2. Payment Terms. From and after the date hereof, the principal of the 1999 Note shall be due and payable on January 30, 2003, unless payment thereof is accelerated in accordance with the terms of the 1999 Note. The Corporation shall pay to the holder of the 1999 Note, on a monthly basis on the last Business Day of each month, in arrears, interest on the outstanding principal amount of the 1999 Note, at the Base Rate plus 100 basis points. The Corporation may prepay any or all amounts outstanding under the 1999 Note at any time without premium or penalty, plus interest owing to the date of payment on any amount so prepaid. Notwithstanding the foregoing, upon the occurrence of any of the events of default under the 1999 Note (which, from and after the date hereof, shall be the same as the Events of Default under the Note), the Corporation shall pay on demand interest on any overdue portion of principal (including any overdue prepayment of principal) and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate per annum equal to the Base Rate plus 400 basis points, provided, however, any amounts paid hereunder in excess of the highest rate permitted under applicable law shall be applied to principal and not to interest. Amounts paid to the Lender shall be applied first to amounts owing under the Note, and after payment of all amounts owing under the Note, all future payments shall be applied pari passu and pro rata to the 1999 Note and the Bridge Notes (as defined in the Loan Agreement). The Corporation acknowledges that the mandatory prepayment provision set forth in Section 1.5 of the Loan Agreement shall continue to apply to the 1999 Note and the Bridge Notes and shall be deemed

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incorporated by reference herein notwithstanding any payment in full of the Note or other termination of the Loan Agreement.

         3. Entire Note. From and after the date of this Agreement, the 1999 Note shall be deemed modified and amended hereby effective as of the date hereof and, as modified and amended hereby, shall continue in full force and effect, it being the intention of both the Loan Agreement and this Agreement to modify the material operative terms of the 1999 Note to conform them to the terms, including, without limitation, the repayment terms, of the Note. The 1999 Note, as amended hereby, shall be read taken and construed as one and the same instrument.

         4. No Effect of Amendment on Collateral. Notwithstanding anything in the Loan Agreement or this Agreement to the contrary, it is understood and agreed that no provision in this Agreement, the 1999 Note, the Loan Agreement or the Security Documents is intended to change the rights of (including, without limitation, the priority of any lien or security interest which may be held by) the holder of the 1999 Note with respect to any collateral which may secure the Corporation's obligations thereunder.

         5. Counterparts. This Agreement may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first set forth above.


                                                DATAMETRICS CORPORATION



                                                By:_____________________________
                                                     Name:
                                                     Title:


                                                DMTR, LLC



                                                By:_____________________________
                                                     Name:
                                                     Title:


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